  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 2002


                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                           NATIONAL CITY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                             1900 East Ninth Street
                                Cleveland, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   34-1111088
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                     44114
                                   (ZIP CODE)


                           National City Corporation
                           2002 Restricted Stock Plan
                           (Full Title of the Plan)

                             DAVID L. ZOELLER, Esq.
                           Executive Vice President,
                         General Counsel and Secretary
                           National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (216) 222-2978
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

===============================================================================
                                         Proposed     Proposed
 Title Of                                 Maximum      Maximum
Securities                  Amount       Offering     Aggregate     Amount Of
  To Be                     To Be        Price Per    Offering     Registration
Registered               Registered(2)   Share(3)     Price(3)         Fee(3)
-------------------------------------------------------------------------------
Common Stock, par value
of $4.00 per share (1)     5,000,000     $31.605    $158,025,000    $14,538.30

===============================================================================

(1) This Registration Statement is deemed to cover 5,000,000 shares of National City Corporation Common Stock, par value $4.00 per share ("National City Common Stock") offered or to be offered by the Registrant under the National City Corporation 2002 Restricted Stock Plan (the "2002 Plan").

(2) Plus such indeterminate number of additional shares as may be sold or delivered as a result of adjustments required by antidilution provisions contained in the Plan. Moreover, the number of shares which may be sold under the Plan shall increase by the number of shares of Common Stock surrendered by any optionee or relinquished to the Registrant in connection with the exercise of, or in payment of federal, state and local income tax withholding liabilities upon the exercise of, any right to purchase a share of Common Stock pursuant to the Plan, pursuant to any other stock option plan of the Registrant or any of its subsidiaries now or hereafter in effect, or pursuant to any stock option plan of any corporation which is merged into the Registrant if the Registrant has by action of its Board of Directors assumed the obligations of such corporation under such stock option plan. Pursuant to Rule 416, this Form S-8 Registration Statement shall be deemed to cover any additional securities issued pursuant to the Plan in order to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) These shares have been or are to be offered under the Plans. The registration fee has been calculated in accordance with Rule 457(h) based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 21, 2002, which average was $31.605. The registration fee has been calculated in accordance with Rule 457(h) by multiplying the proposed maximum aggregate offering price times .000092.

                                 ---------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

PROSPECTUS

                           NATIONAL CITY CORPORATION

       ------------------------------------------------------------------

                           NATIONAL CITY CORPORATION
                         2002 RESTRICTED STOCK PLAN AND
            THE NATIONAL CITY CORPORATION 1997 AMENDED AND RESTATED
                             RESTRICTED STOCK PLAN

This Prospectus relates to the Common Stock of National City Corporation ("National City Corporation"), with a par value of $4.00, offered under the National City Corporation 1997 Amended and Restated Restricted Stock Plan (the "1997 Plan") and the National City Corporation 2002 Restricted Stock Plan (the "2002 Plan"). The 1997 Plan and the 2002 Plan are together referred to in this Prospectus as (the "Plans"). This Prospectus offers a description of the Plans.

National City Common Stock is listed on the New York Stock Exchange under the symbol "NCC".

     - Additional information concerning the Plans may be obtained, upon written request or oral request, from Investor Relations, to the attention of:
       Thomas A. Richlovsky, Senior Vice President and Treasurer of National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114-3484, telephone number (216) 222-2000.

     - PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS WHICH MAY PERTAIN TO THE OFFERING OF NATIONAL CITY COMMON STOCK. IN PARTICULAR, PLEASE TAKE NOTE OF THE RISK FACTORS BEGINNING ON PAGE 3.

                The date of this Prospectus is August 26, 2002.

     THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this
  Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             AVAILABLE INFORMATION

     National City has filed with the Securities and Exchange Commission a Form S-8 Registration Statement under the Securities Act of 1933, as amended, with respect to National City Common Stock that may be sold under the Plans. National City is subject to the reporting requirements of the Securities Exchange Act of 1934 as amended, and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Midwest Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning National City may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are available to the public from the commercial document retrieval services and at the website maintained by the Commission at "http://www.sec.gov".

                                  THE COMPANY

     National City is a $99 billion financial holding company incorporated under the laws of the state of Delaware and headquartered in Cleveland, Ohio. National City provides a full range of banking and financial services to individuals and businesses, including commercial and retail banking, consumer finance, asset management, mortgage financing and servicing, and item processing. Operations are primarily conducted through more than 1,200 banking offices in Ohio, Pennsylvania, Indiana, Kentucky, Illinois and Michigan and over 350 retail mortgage offices located throughout the United States. As of December 31, 2001, National City and its subsidiaries had 32,360 full-time employees.

                  ADOPTION, PURPOSE AND DURATION OF THE PLANS

ADOPTION:        The 1997 Plan was adopted by the board of directors of National
                 City at its February 24, 1997 meeting and subsequently approved by Stockholders at the Annual Meeting of Stockholders on April
                 14, 1997.

                 The 2002 Plan was adopted by the board of directors of National City at its February 25, 2002 meeting and subsequently approved by Stockholders at the Annual Meeting of Stockholders on April 22, 2002.

PURPOSE: The Plans are intended to provide you with performance incentives through stock ownership of National City Common Stock. Your stock ownership encourages capital growth and your long-term investment in National City. The Plans maximize returns to the stockholders and promote success and long-term profitability in National City.

DURATION:        The 1997 Plan may continue until all awards of National City
                 Common Stock are made or February 24, 2007 (the tenth anniversary of the 1997 Plan's effective date).

                 The 2002 Plan will continue for an indefinite period of time and may continue until all the authorized shares are sold or delivered, or until the term provisions of the 2002 Plan are amended by an action of the Stockholders of National City. Please note that no awards under the 2002 Plan may be made after April 22, 2012.

RISK FACTORS

         PLEASE READ CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS.

     INVESTMENTS IN NATIONAL CITY COMMON STOCK INVOLVE A DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN NATIONAL CITY COMMON STOCK. NATIONAL CITY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF NATIONAL CITY COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THESE UNCERTAINTIES INCREASE THE LIKELIHOOD THAT NATIONAL CITY'S RESULTS COULD FALL BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, WHICH COULD CAUSE NATIONAL CITY'S STOCK PRICE TO FALL.

RISKS RELATING TO NATIONAL CITY COMMON STOCK

IF NATIONAL CITY DOES NOT ADJUST TO RAPID CHANGES IN THE FINANCIAL SERVICES INDUSTRY, ITS FINANCIAL PERFORMANCE MAY SUFFER.

     National City's ability to maintain its history of strong financial performance and return on investment to stockholders will depend in part on National City's ability to expand its scope of available financial services to its customers. In addition to the challenge of attracting and retaining customers for traditional banking services, National City's competitors offer one-stop financial service shopping to customers who are securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

FUTURE GOVERNMENTAL REGULATION AND LEGISLATION COULD LIMIT NATIONAL CITY'S FUTURE GROWTH.

     National City and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National City and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and deposit insurance funds. The impact of any changes to these laws may negatively impact National City's ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on National City, these changes could be materially adverse to National City's stockholders.

CHANGES IN INTEREST RATES COULD REDUCE NATIONAL CITY'S INCOME AND CASH FLOWS.

     National City's income and cash flow depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on the interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond National City's control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may adversely affect National City.

                            DESCRIPTION OF THE PLANS

     The statements under this caption are summaries of the provisions of the Plans. While the main features of the Plans are summarized below, such summaries are subject to the complete text of each Plan. You can receive copies of the 1997 Plan and the 2002 Plan upon written or oral request from Investor Relations, to the attention of: Thomas A. Richlovsky, Senior Vice President and Treasurer of National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114-3784, telephone number (216) 222-2000.

     The terms and provisions of the Plans are essentially the same. Any differences between the 1997 Plan and the 2002 Plan are clearly described below.

GENERAL INFORMATION

     AWARDS

     An Award is the grant of National City Common Stock with certain restrictions attached. The board of directors may decide the number of shares of restricted stock contained in each Award and the terms of the restrictions connected with the Award. The terms and conditions of the grant, including the restrictions and restriction period are set out in the award agreement. Once the restrictions on shares are met or otherwise lapse, those shares of National City Common Stock will be released to you free of any restrictions.

     PLAN RESTRICTIONS

     The board of directors or a committee will attach restrictions to the National City Common Stock that is the subject of your Award. The restrictions may be in the form of a restricted period, or certain restrictions may be specific to you as designated by the board of directors or a committee appointed by the board of directors. The board of directors or a committee may establish additional restrictions, such as performance goals on the transfer of the National City Common Stock which is the subject of the Award.

     During the restricted period for any Award, you may not voluntarily or involuntarily sell, assign, exercise, pledge or otherwise transfer any shares of restricted stock which are a part of the Award. Any attempted sale, assignment, pledge or other transfer of the restricted stock will result in forfeiture to National City of all the restricted stock subject to the attempted transfer. However, your shares in the Award may be transferred under the law of descent and distribution.

     RELEASE OF RESTRICTIONS

     Once the restriction period set forth in your award agreement ends or you otherwise satisfy the restrictions of the Plans, we will exchange the shares that were subject to the restrictions of the Plans for shares of National City Common Stock with no restrictions. You will receive a certificate in your name evidencing these unrestricted shares within 60 days of the expiration of the restrictions and after having satisfied withholding obligations. At that time, you will have full ownership rights as a stockholder of National City.

ADMINISTRATION

     The board of directors or a committee selected by the board of directors administers the Plans. Throughout this Prospectus, any references to the board of directors or the committee shall be collectively referred to as the board (the "Board").

     The Board may name assistants who may or may not be members of the Board. The assistants will help administer the Plans and perform other functions as needed by the Board.

     The Board has the authority to establish, adopt or revise any rules or regulations relating to the Plans. The Board also has the authority to administer and interpret any award agreements and grant Awards of restricted stock to eligible employees from time to time.

     The Board will interpret and administer the provisions of the Plans and the Award agreement and those interpretations and conclusions shall be final. The Board, the committee or any assistants will not be liable for any actions taken or not taken in connection with interpreting or administering the Plans or any award agreements. The Board, the committees or any assistants will only be liable for actions taken or not taken which can be attributed to their own willful misconduct or lack of good faith.

ELIGIBILITY

     If you are employed with National City or any of its subsidiaries, you are eligible to receive Awards under the Plans. Officers who are members of the Board are also eligible under the Plans.

     Your award agreement will provide provisions if you cease to be an employee of National City or any of its subsidiaries during the restriction period of your Award. In that event, the restrictions will either lapse and you will have a right to the National City Common Stock free of any restrictions, or all or a portion of the restricted stock of your Award will be forfeited and returned to National City.

     If you are a member of the Board and are not an employee of National City or any of its subsidiaries, you are only eligible to receive Awards in the following manner:

      DIRECTOR ELIGIBILITY

         Annually, each director who is not then an employee of National City or any of its subsidiaries shall be entitled to an Award unless (i) there are not enough shares of National City Common Stock to make a full Award to a director, (ii) the Plans are terminated or (iii) the Board decides to terminate Awards to directors.

         Unless otherwise determined by the full Board, when the director is first elected or appointed to the Board, the director shall be granted an Award of two thousand (2,000) shares of restricted stock.

         In each following year that the director is re-elected or re-appointed a director of National City, such director shall be granted an Award of twelve hundred (1,200) shares of restricted stock under the 2002 Plan and one thousand (1,000) shares of restricted stock under the 1997 Plan.

         Any Award given to a director shall be reduced by the number of shares of restricted stock, if any, awarded to such director under the Amended and Second Restated 1991 Restricted Stock Plan and/or under the 1997 Plan.

              For example:

              If you, as a director, are granted an Award of 1,200 shares, that Award may include 1,000 shares of restricted stock under the 2002 Plan and 200 shares of restricted stock under the 1997 Plan.

         Awards to directors shall be made on the date of election or appointment. The award agreement between National City and the director will not give any additional benefits or limit the director's rights to receive dividends on or vote the restricted stock that is the subject of the Award. As with any non-director Awards, director Awards shall be adjusted by the Board to prevent dilution or enlargement of the Award which may result from any stock dividend, stock split, combination of shares, recapitalization or other changes in the capital structure of National City.

         The restricted period for any Award granted to a director shall end, and all restrictions under the Plans on the restricted stock shall expire on the earlier of (i) the director's death, (ii) the director's disability,
     (iii) a change in control, or (iv) a date nine (9) months after the date of the Award.

         If a director resigns, or is otherwise no longer a member of the Board for reasons other than those set forth in this Prospectus, then the director's interest in all shares of restricted stock previously awarded to him or to her shall be terminated and such restricted stock shall be forfeited and returned to us.

SHARES AVAILABLE UNDER THE PLAN

     The shares of National City Common Stock that are available as Awards under the Plans are:

     - Treasury shares which are shares of National City Common Stock that have been purchased by us on the open market; or

     - Authorized and unissued shares.

     - Subject to adjustments, the maximum number of shares of National City Common Stock that may be reserved and available for distribution under the 2002 Plan is five million (5,000,000) shares of National City Common Stock of which no more than 500,000 shares may be awarded in any five-year period to any one individual.

     - Subject to adjustments, the maximum number of shares of National City Common Stock that may be reserved and available for distribution under the 1997 Plan is three million (3,000,000) of which no more than 450,000 shares may be awarded to any one individual.

     - If you forfeit any shares of restricted stock that are subject to an Award granted to you under the Plans, or any Award granted to you is terminated without the restrictions of the Plans terminating, those shares will again be available for distribution in connection with future Awards.

     - Any shares of restricted stock surrendered or relinquished to us in payment of the minimum applicable federal, state, local and foreign tax withholding liabilities.

GRANTS OF AWARDS

     The Board may grant you Awards of restricted National City Common Stock. The Board will decide how many shares of restricted National City Common Stock will be granted in each Award and the terms of the restrictions. Specifically, the Board will determine when the restrictions on the restricted stock lapse so that the shares become freely transferable.

     Not all grants of Awards may be on the same terms and conditions even though they are granted at the same time. Additionally, the terms of the award agreements may be different with each Award and with each employee, depending on the purpose of the Award (see Performance Goals).

     All Awards under the Plans shall be subject to the restrictions as set forth below, however, the Board may establish additional restrictions on the transfer of National City Common Stock which is the subject of an Award.

     Each Award will be subject to the following Plan restrictions and limitations:

     - No grants of Awards under the 2002 Plan will be made after April 22, 2012 (the tenth anniversary of the 2002 Plan's effective date).

     - No grants of Awards under the 1997 Plan will be made after April 14, 2007 (the tenth anniversary of the 1997 Plan's effective date).

     - During the restricted period of your Award, you may not voluntarily or involuntarily sell, assign, encumber, pledge or otherwise transfer any shares of restricted stock that are the subject of your Award, or any interest therein.

Please note, if you attempt to assign, sell, encumber, pledge or otherwise transfer your shares of restricted stock, or any interest you may have in the restricted stock, you will forfeit all of the shares of restricted stock subject to the attempted transfer. Those shares will be transferred back to National City.

     - Your shares of restricted stock, however, may be transferred by will or the laws of descent and distribution.

STOCKHOLDER RIGHTS

     All restricted stock shall be registered in the stockholder records of National City in your name. Except for the restrictions in the Plans, and any additional restrictions contained in your award agreement, you will have all the rights as a holder of National City Common Stock.

     - You have the right to receive dividends, when paid, on the restricted stock of your Award.

     - The date of the Award shall be the date the Board authorized the Award, or the date established by the Board, whichever is later. (see also Award Agreement).

LAPSE OF RESTRICTIONS

     When the restrictions of your Award expire or have otherwise been satisfied, subject to any withholding obligations (see Withholding Taxes), we will deliver to you or your legal representative or guardian within sixty (60) days thereafter National City Common Stock without the legend referred to on page 9, and free of any restrictions.

     The number of shares of National City Common Stock to be released to you shall be the same number of shares in your Award which had restrictions that expired or were otherwise met.

ESCROW

     Certificates representing the shares of restricted stock of your Award may be physically held by us, or our nominee (as in a trustee) during the restricted period. When the restrictions expire or are satisfied, we will reissue the certificates representing the restricted stock of your Award. In that event, such shares of restricted stock will be removed from escrow and delivered to us and reissued to you as National City Common Stock, without the restrictions, in your name.

     Shares that are forfeited are returned to National City.

AWARD AGREEMENT

     Every time you are granted an Award of restricted stock under these Plans, you will enter into a separate award agreement with us in a form specified by the Board.

     The award agreement may allow restrictions under the Plans to lapse serially or in total over a period of time as determined by the Board.

     Each Award of restricted stock will be evidenced by a certificate registered in your name with us along with a stock power signed by you and endorsed in blank. The stock certificate shall contain the following or similar legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National City 2002 Restricted Stock Plan or the National City Corporation Amended and Restated 1997 Restricted Stock Plan - (whichever Plan applies to your Award) and in an agreement entered into between the registered owner hereof and National City Corporation."

     EXAMPLE:

         You are granted an Award of 100 shares of restricted National City Common Stock in July 2002.

         Your award agreement states that the shares are subject to forfeiture if your employment terminates prior to July 2006 or if you attempt to assign or otherwise transfer your interest in the shares prior to July 2006.

         After making arrangement to satisfy tax withholding obligations, you will receive a certificate for 100 shares of National City Common Stock free of any restrictions and fully transferable.

         In the event that you are no longer an employee of National City or any of its subsidiaries, or you attempt to transfer your shares prior to July 2006, the 100 shares will be forfeited and returned to National City.

     PERFORMANCE GOALS - ONLY APPLIES TO THE 2002 PLAN

     Certain restrictions under the 2002 Plan may be based on you reaching certain performance goals. If performance goals are used, the Board will establish the criteria for the goals and the period in which those goals are measured. The criteria could be based, among other things, on the following Key Financial Indices:

     - Earnings, earnings growth or earnings per share;

     - Return on equity, assets or investment;

     - Overhead, efficiency, interest margin, revenues;

     - Expenses;

     - Stock price, stockholder return, market share; or

     - Charge-offs or reductions in non-performing assets.

     Performance goals may be particular to you, the department you work in, your line of business, the subsidiary or other unit you work in, or the performance of National City in general.

     If the Board determines that a change in business, operations, capital or corporate structure, the manner in which it conducts business or other events or circumstances that render the Key Financial Indices unsuitable, we may modify the Key Financial Indices as we deem appropriate and equitable under the circumstances.

WITHHOLDING TAXES

     We shall be entitled to take appropriate measures to withhold an amount from the shares of National City Common Stock that are freed of restrictions or otherwise obtain from you sufficient sums necessary to satisfy any applicable federal, state, or local income tax withholding obligations.

     For more information on the tax implications of your Award, please contact your own tax advisor.

RESTRICTIONS ON ASSIGNMENTS

     You may not sell, assign, encumber or transfer in any manner your interest in these Plans. If you attempt to sell, transfer, assign, pledge, or encumber your interest, it shall become null and void.

     You may not use your benefits received from your Award to pay any debt, contract, liability, engagement or tort before your Award is released from the restrictions in the Plans.

     Your Award may not be subject to garnishment, attachment, or other legal or equitable process, nor may it be an asset in bankruptcy.

AMENDMENTS

     The Board, in its sole discretion and exercised in good faith, may provide for adjustments and amendments in:

     - the maximum number of shares of National City Common Stock granted under the 2002 Plan; and

     - the number of shares allowed in Awards granted under the 2002 Plan.

     These adjustments will be determined where it is equitably required to prevent dilution or enlargement of your rights under the Plans that would otherwise result from any stock dividend, stock split, conversion of shares, or other changes in the capital structure of National City including merger, consolidation or any other change in control.

     CHANGE IN CONTROL

     In the event of a change in control, all of the restrictions under the Plans will lapse and have no further force and effect and we will cause all outstanding restricted National City Common Stock to be exchanged for National City Common Stock free of any restrictions.

     Any of the following events result in a change in control:

     (i) National City is merged, consolidated or reorganized into or with another corporation or other legal person not affiliated with National City, or any of our successors, and, as a result of such merger, consolidation or reorganization, less than 65% of the combined voting power of the then outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of voting stock immediately prior to such transaction.

     (ii) National City sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person not affiliated with National City, and, as a result of such sale or transfer, less than 65% of the combined voting power of the then outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock immediately prior to such sale or transfer.

     (iii) During any 2-year period, there is a change in the majority of individuals who serve as directors and such change occurs without the approval of stockholders or individuals who are serving as directors at the beginning of the 2-year period.

     (iv) We file with the Securities and Exchange Commission under Schedule 13D or Schedule 14D-1, indicating that a person, including a corporation, partnership, individual, joint-venture etc., has become a beneficial owner of securities of National City representing 15% or more of the combined voting power of National City Common Stock.

     (v) We file a Form 8-K report or Form 14A Proxy statement with the Securities and Exchange Commission, pursuant to the Securities and Exchange Act of 1934, as amended, disclosing that a change in control of National City has or will occur in the future pursuant to a then existing contract or transaction.

     (vi) Notwithstanding (i) and (ii) above, the directors may, at the time of a specific transaction, determine by a vote that the specific action does not constitute a change in control if the directors constitute a majority of the resulting entity. The directors must be presented with the terms of the specific transaction or a definitive agreement and be fully informed before deciding by a majority vote that the event or transaction will not be deemed a change in control.

     The effective date of a change in control is the date when such negotiations or discussions of any of the above mentioned events begin.

OMISSIONS

     The Board may refrain from making any Awards or designating any employees to participate in these Plans from time to time. These actions or omissions from making Awards shall not mean that the Plans are terminated. No employee of National City shall have any claim or right to be granted Awards under these Plans.

FRACTIONAL SHARES

     We are not required to issue fractional shares of National City Common Stock under these Plans. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

ADJUSTMENTS

     In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, including merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having a similar effect, the Board may make such substitution or adjustment in the aggregate number of shares of National City Common Stock in orders to prevent dilution in stockholder value.

     The Board shall decide the terms and conditions of assuming the merged corporations' outstanding options, but the terms and conditions will not be different from the terms and conditions of the restricted stock Awards under these Plans.

MISCELLANEOUS

     - All expenses and costs associated with the operations of these Plans will be paid by National City.

     - These Plans shall be governed and construed by the laws of the state of Delaware.

     - National City, its successors and assigns are bound by the terms and conditions of these Plans.

     - If you have an award agreement with National City, you as well as your beneficiaries, heirs, executors, administrators and legal representatives are bound by the terms and conditions of these Plans.

                                    UPDATING

     From time to time, National City may update this Prospectus. National City will also deliver to you, as employees, copies of their annual report, proxy statements, and other communications distributed to stockholders of National City. Certain information contained in these documents will also update this Prospectus. All of these documents and the documents incorporated by reference are available to you, without charge, upon written or oral request to National City Corporation, the attention of: Thomas A. Richlovsky, Senior Vice President and Treasurer, 1900 E. 9th Street, Cleveland, Ohio 44114 telephone number (216) 222-2000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "SEC") allows National City to "incorporate by reference" the information filed with the SEC. This means:

     - Incorporated documents are considered part of this Prospectus;

     - National City can disclose important information to you by referring to those documents; and

     - Information that National City and the Plans file with the SEC will automatically update this Prospectus.

NCC

     The following documents filed by National City with the SEC are incorporated in this Prospectus by reference:

     - National City's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and the First Amendment to such Annual Report on Form 10-K/A dated August 12, 2002;

     - National City's Quarterly Report on Form 10-Q for the three- and six-month periods ended March 30, 2002 and June 30, 2002;

     - National City's Current Reports on Form 8-K dated July 18, 2002, July 31, 2002, August 2, 2002, August 12, 2002 and August 14, 2002; and

     - The description of National City Common Stock contained in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

                                 LEGAL OPINIONS

     Certain legal matters, including the validity of the securities, will be passed upon by the National City Corporation Law Department. Members of the National City Corporation Law Department may beneficially own shares of National City Common Stock and/or participate in the Plans.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited National City Corporation's consolidated financial statements included in National City Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

             * The information called for by Part I of Form S-8 is currently included in the prospectus of the National City Corporation 2002 Restricted Stock Plan and the National City Corporation 1997 Amended and Restated Restricted Stock Plan (the "Plans") to be delivered to eligible employees under the Plans and is not being filed with or included in this S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.




                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     National City Corporation ("National City") hereby incorporates in this Registration Statement by reference its annual Report on Form 10-K for the year ended December 31, 2001, its quarterly report on Form 10-Q for the period ended June 30, 2002, its Current Reports on Form 8-K dated August 14, 2002, August 12, 2002, August 2, 2002, July 31, 2002, July 18, 2002, April 19, 2002, January 23,
2002 and January 16, 2002 and the description of National City Common Stock ("National City Common") set forth in the Restated Certificate of Incorporation of National City, as amended (filed as Exhibit 3.1 to National City's Annual Report on Form 10-K for the fiscal year ended December 31, 1998), each as filed with the Commission pursuant to the Exchange Act.

     All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this Registration Statement.

     THIS REGISTRATION STATEMENT INCORPORATES DOCUMENTS OF NATIONAL CITY BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE DOCUMENTS OF NATIONAL CITY SO INCORPORATED (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS REGISTRATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER 1-216-222-2000, AND WILL BE FURNISHED WITHOUT CHARGE.

ITEM 4. DESCRIPTION OF SECURITIES

     The National City Common Stock to be offered pursuant to the Plans is registered under Section 12 of the Exchange Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

     Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI of National City's By-laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI of National City's By-laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of
Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.


ITEM 8. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

     4.1 Restated Certificate of Incorporation of National City Corporation, as amended, (filed as Exhibit 3.1 to National City Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference).

     4.2 National City Corporation First Restatement of By-Laws adopted April 27, 1987 (As Amended through October 24, 1994) (filed as Exhibit 3.2 to Registrant's Form S-4 Registration Statement No. 33-56539 dated November 18, 1994 and incorporated herein by reference).

     4.3 The National City Corporation 2002 Restricted Stock Plan, (filed as Exhibit A to National City Corporation's Proxy Statement on Form 14A No. 000-07229 dated March 8, 2002 and incorporated herein by reference).

     5.1  Opinion of Counsel filed as Exhibit 5.1.

     23.1 Consent of Ernst & Young LLP, Independent Auditors for National City (filed as Exhibit 23.1).

     23.2 Consent of Law Department of National City (included in such Law Department's opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1   Power of Attorney of National City Corporation (filed as
            Exhibit 24.1).

ITEM 9. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein; and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     "The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto, on this 26th day of August, 2002.

                                     NATIONAL CITY CORPORATION

                                     By /s/ Thomas A. Richlovsky
                                         ---------------------------------------
                                        Senior Vice President and Treasurer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


/s/ Jon E. Barfield                                    Director
-----------------------------------------------------
      Jon E. Barfield

/s/ James S. Broadhurst                                Director
-----------------------------------------------------
      James S. Broadhurst

/s/ John W. Brown                                      Director
-----------------------------------------------------
      John W. Brown

/s/ Duane E. Collins                                   Director
-----------------------------------------------------
      Duane E. Collins

/s/ Christopher M. Connor                              Director
-----------------------------------------------------
      Christopher M. Connor

/s/ Sandra Austin Crayton                              Director
-----------------------------------------------------
      Sandra Austin Crayton

/s/ David E. Daberko                                   Director
-----------------------------------------------------
      David E. Daberko

/s/ Daniel E. Evans                                    Director
-----------------------------------------------------
      Daniel E. Evans

/s/ Joseph T. Gorman                                   Director
-----------------------------------------------------
      Joseph T. Gorman

/s/ Paul A. Ormond                                     Director
-----------------------------------------------------
      Paul A. Ormond

/s/ Robert A. Paul                                     Director
-----------------------------------------------------
      Robert A. Paul

           *                                           Director
-----------------------------------------------------
      Gerald L. Shaheen

/s/ Jerome F. Tatar                                    Director
-----------------------------------------------------
      Jerome F. Tatar

/s/ Jerry Sue Thornton                                 Director
-----------------------------------------------------
      Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss                                        Director
-----------------------------------------------------
      Morry Weiss

     *Carlton E. Langer, Vice President and Assistant Secretary of National City Corporation, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Form S-8 Registration Statement on behalf of each of the above indicated officers and directors of National City Corporation (constituting at least a majority of the directors) pursuant to a power of attorney executed by such persons.

By /s/ CARLTON E. LANGER
     ------------------------------------------------------
     Carlton E. Langer, Senior Vice President
        and Assistant Secretary                                  August 26, 2002